Calculation of Filing Fee Tables
S-3
EVOLUS, INC.
Table 1: Newly Registered and Carry Forward Securities ☐ Not Applicable

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Common Stock, par value $0.00001 per share	Rule 457(o)
	Equity	Preferred Stock, par value $0.00001 per share	Rule 457(o)
	Debt	Debt Securities	Rule 457(o)
	Other	Warrants	Rule 457(o)
	Other	Rights	Rule 457(o)
	Other	Units	Rule 457(o)
Fees to Be Paid	Unallocated (Universal) Shelf		Rule 457(o)	(1)		54,480,447	0.0001381	$7,523.75
Fees Previously Paid	—	—	—	—	—	$—	$—	$—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.00001 per share	Rule 415(a)(6)						S-3	333-270370	June 8, 2023
Carry Forward Securities	Equity	Preferred Stock, par value $0.00001 per share	Rule 415(a)(6)						S-3	333-270370	June 8, 2023
Carry Forward Securities	Debt	Debt Securities	Rule 415(a)(6)						S-3	333-270370	June 8, 2023
Carry Forward Securities	Other	Warrants	Rule 415(a)(6)						S-3	333-270370	June 8, 2023
Carry Forward Securities	Other	Rights	Rule 415(a)(6)						S-3	333-270370	June 8, 2023
Carry Forward Securities	Other	Units	Rule 415(a)(6)						S-3	333-270370	June 8, 2023
Carry Forward Securities	Unallocated (Universal) Shelf		Rule 415(a)(6)	(2)		$195,519,553			S-3	333-270370	June 8, 2023	$21,546.25
		Total Offering Amounts				$250,000,000.00		$7,523.75
		Total Fees Previously Paid						$—
		Total Fee Offsets						$—
		Net Fee Due						$7,523.75
Offering Notes
(1) (i) An unspecified number of shares of (a) common stock, (b) preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the Registrant, (e) rights to purchase common stock, preferred stock or warrants of the Registrant and (f) units, consisting of some or all of these securities in any combination, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of shares of common stock, preferred stock and debt securities as shall be issuable from time to time upon conversion, exchange, or exercise of any securities that are provided for such issuance. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(ii) Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(iii) Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $250,000,000.
(iv) The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act.
(2) Pursuant to Rule 415(a)(6) under the Securities Act, the securities being registered hereunder include $195,519,553 of securities which remain unsold as of the date hereof (the “Unsold Securities”) previously registered by the Registrant’s registration statement on Form S-3 (File No. 333-270370), which was initially filed with the Securities and Exchange Commission on March 8, 2023 and declared effective on June 8, 2023 (the “Prior Registration Statement”). The aggregate filing fee paid in connection with such Unsold Securities was $21,546.25 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) and will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement, if any. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
Table 2: Fee Offset Claims and Sources ☑ Not Applicable
Table 3: Combined Prospectuses ☑ Not Applicable